As filed with the Securities and Exchange Commission on April 3, 2015

Registration No. 333-173162

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAND WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	84-1035353
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11201 Dolfield Boulevard

Suite 112

Owings Mills, Maryland 21117

410-753-1525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence Rychlak

President and Chief Executive Officer

11201 Dolfield Boulevard

Suite 112

Owings Mills, Maryland 21117

410-753-1525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bulgin, Esquire

Gordon Feinblatt LLC

233 East Redwood Street

Baltimore, Maryland 21202

410-576-4280

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: N/A

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (the “Registration Statement”) of Rand Worldwide, Inc. (the “Company”), as originally declared effective by the Securities and Exchange Commission on July 1, 2011 (File No. 333-173162), is being filed pursuant to the Company’s undertaking in Item 17(a)(3) of the Registration Statement to remove from registration by means of a post-effective amendment all securities that remain unsold under the Registration Statement at the termination of the offering. The contractual obligations between the Company and the selling stockholders named in the Registration Statement requiring that the unsold shares of common stock included therein be registered and that the Registration Statement remain effective have expired by their terms.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland, on April 3, 2015.

RAND WORLDWIDE, INC.

By:	/s/ Lawrence Rychlak
Lawrence Rychlak
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Peter H. Kamin Peter H. Kamin	Director	April 3, 2015

By:	/s/ Lawrence Rychlak Lawrence Rychlak	Director, President and Chief Executive Officer (Principal Executive Officer)	April 3, 2015

By:	/s/ Philip B. Livingston Philip B. Livingston	Director	April 3, 2015

By:	/s/ David Schneider David Schneider	Director	April 3, 2015

By:	/s/ John Kuta John Kuta	Vice President and Chief Financial Officer (Principal Accounting Officer)	April 3, 2015